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                              AMENDMENT TO
                EMPLOYMENT AGREEMENT DATED AUGUST 1, 1995

                                BETWEEN

                  METRO ONE TELECOMMUNICATIONS, INC.

                                  AND

                           TIMOTHY A. TIMMINS



     This amendment (the "Amendment") to the Employment Agreement dated August 1, 1995 between Metro One Telecommunications, Inc., an Oregon Corporation (the "Company"), and Timothy A. Timmins ("Timmins") (the "Agreement") is dated and entered into as of January 1, 2000.


                                RECITALS

         A. The parties wish to extend and amend the employment contract between them (the "Agreement") for a period to run until December 2002.

         B. The other desired effects of the amendment are to (i) increase Timmins' Base Salary to $200,000 annually; (ii) limit the amount of the bonus to be paid to Timmins to 150% of Base Salary in any year following a year in which the total net income is less than that of the previous year; (iii) remove any bonus limit existing under the Agreement in all future years, leaving that outlined in the previous clause B(ii) as the only future bonus limitation; and (iv) grant Timmins an option to purchase 50,000 shares of common stock in the Company, as presently instituted, at $15.688 per share, effective as of the conclusion of the meeting of its Board of Directors on November 5, 1999.


                       AMENDMENTS TO THE AGREEMENT

     NOW, THEREFORE, The parties agree to amend the Agreement as follows:

SECTION 3 SHALL READ:

1 - AMENDMENT TO EMPLOYMENT AGREEMENT - TIMMINS

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3.  TERM.  Unless otherwise terminated as provided in Section 5 of this
Agreement, Timmins' term of employment under this agreement shall be for a period beginning August 1, 1995 and ending on December 31, 2002.


SECTION 4 SHALL BE AMENDED TO INCLUDE PARAGRAPH 4.1d:

         4.1d BASE SALARY. Effective January 1, 2000, Timmins' Base Salary shall be $200,000 annually before all customary withholding of income and employment taxes, with no additional adjustment for Paragraphs 4.1a, 4.1b or 4.1c.


A SENTENCE SHALL BE ADDED TO THE END OF PARAGRAPH 4.2 AS FOLLOWS:

    Effective for the calendar year 2000 and each year thereafter, the Company shall instead pay to Timmins a bonus determined in accordance with the schedules attached as Exhibit 4.2 - Amended.


EXHIBIT 4.2 SHALL BE AMENDED AS FOLLOWS:

    Exhibit 4.2 shall be amended by changing the title to "Exhibit 4.2 -
Amended."

    The language in Section B of Exhibit 4.2 that reads "Up to total bonus of 100% of base salary" shall be modified to read "Up to total bonus of 150% of base salary in any year following a year in which the Company's total net income is less than that of the previous year. The shall be no cap (limit to the bonus) in any year in which the Company's total net income exceeds that of the previous year."


SECTION 4 SHALL BE AMENDED TO INCLUDE A PARAGRAPH 4.3a:

         4.3a STOCK OPTION RELATED TO THE 2000 AMENDMENT. The Company will cause Timmins to be granted a stock option to purchase 50,000 shares of common stock of the Company, as presently instituted, at $15.688 per share, effective as of the conclusion of the meeting of its Board of Directors on November 5, 1999. For purposes of the Agreement and acceleration, Termination

2 - AMENDMENT TO EMPLOYMENT AGREEMENT - TIMMINS

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etc., this stock option shall be treated identically to the Stock Option of
Paragraphs 4.3.


SECTION 10, "NOTICE," SHALL BE MODIFIED TO SUBSTITUTE MR. WILLIAM D. RUTHERFORD FOR MR. A. JEAN DE GRADPRE:

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
    If to the Company:           Metro One Telecommunications, Inc.
                                 c/o Mr. William D. Rutherford
                                 Chairman of the Board of Directors
                                 6978 SW Foxfield Court
                                 Portland, Oregon 97225

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    IN WITNESS WHEREOF, the parties have executed and entered into this
Agreement, as hereby amended, on the date set forth above.




METRO ONE TELECOMMUNICATIONS,
  INC.



By: /s/ William B. Rutherford      March 6, 2000
   --------------------------      -------------
    William B. Rutherford           Date
    Chairman of the Board
      Of Directors



    /s/ Timothy A. Timmins         March 6, 2000
    ----------------------         -------------
     Timothy A. Timmins             Date

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3 - AMENDMENT TO EMPLOYMENT AGREEMENT - TIMMINS